Exhibit 21

Subsidiaries of Registrant

Date and % of Voting
Shares, Partnership
Interests, Voting Trust
	Year &	Certificates, Capital
Name & Address	State Inc.	Contributions	Description of Activity
Home Federal Savings Bank	1934	6/29/94	Federally Chartered Stock Savings Bank
1016 Civic Center Drive NW	Federal	HMN owns 100% of voting
Rochester, MN 55901	Charter	shares

Osterud Insurance Agency, Inc.	1983	12/1983	Investment products and financial planning
DBA Home Federal Investment Svcs.	MN	Bank owns 100%
1016 Civic Center Drive NW Rochester, MN 55901

Home Federal Holding, Inc.	2002	2/4/2002	Holding company for real estate investment trust
Cardinal Avenue	DE	Home Federal owns 100%
Grand Cayman		of voting shares
Cayman Islands, BWI

Home Federal REIT	2002	2/4/2002	Invests in real estate loans acquired from Bank
1016 Civic Center Drive NW	DE	Home Federal owns 100%
Rochester, MN 55901		of voting shares

Security Finance Corporation	1929	12/29/95	Corporation invests in securities and loans
1016 Civic Center Drive NW	MN	HMN owns 100% of
Rochester, MN 55901		voting shares